Money Manager Agreement


         This Agreement is between the TIFF Investment Program, Inc. ("TIP"), a Maryland Corporation, for the account of its TIFF International Equity Fund and such other of its Funds as may from time to time allot assets for management under this agreement (hereafter "Client"), Mercury Asset Management International Ltd. (hereafter "Manager") and is effective as of May 12, 1998 (the "Effective Date").

                               Recitals

         TIP  is  a  non-diversified   open-end  management  investment  company
registered under the Investment Company Act of 1940 (the "1940 Act"); and

         Client wishes to retain Manager to render advisory services to Client and Manager is willing to render those services.

         Now, therefore, the parties agree as follows:

1.       Managed Assets

         Manager will provide investment management services with respect to assets placed with Manager on behalf of Client from time to time. Such assets, as changed by investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the "Managed Assets." Client may make additions to or withdraw all or any portion of the Managed Assets from this management arrangement at any time.

2.       Manager Profile

         A manager profile ("Manager Profile") pertaining to Manager is included in the prospectus (the "Prospectus") which is part of the Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A as filed with the Securities and Exchange Commission relating to Client and the shares of common stock in Client. The Registration Statement, with all amendments thereto, is referred to herein as the "Registration Statement."


3.       Appointment and Powers of Manager; Investment Approach

         (a) Appointment. TIP, acting on behalf of Client, hereby appoints Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement. Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the Manager's Investment Approach set forth in the Manager Profile (Manager's "Investment Approach") as such approach may be elaborated and refined with the consent of Foundation Advisers, Inc. ("FAI"), acting on behalf of Client.

         (b) Powers. Subject to the supervision of the Board of Directors of TIP and subject to the supervision of FAI, which is Investment Adviser to Client, Manager shall direct investment of the Managed Assets in accordance with Manager's Investment Approach.
Client grants the Manager authority to:

                  (i) acquire (by purchase, exchange, subscription, or otherwise), to hold, and to dispose (by sale, exchange or otherwise) investments and other securities;

                  (ii)     determine   what   portion  of  the  Managed
                           Assets will be held uninvested; and

                  (iii) enter into such agreements and make such representations (including representations regarding the purchase of securities for investment) as may be necessary or proper in connection with the performance by Manager of its duties hereunder.

         (c) Power of Attorney. To enable Manager to exercise fully discretion granted hereunder, TIP appoints Manager as its attorney in fact to invest, sell, and reinvest the Managed Assets as fully as TIP itself could do. Manager hereby accepts this appointment.

         (d) Voting. Manager shall be authorized to vote on behalf of Client any proxies relating to the Managed Assets, provided, however, that Manager shall comply with instructions received from Client as to the voting of securities and handling of proxies.

         (e) Independent Contractor. Except as expressly authorized herein, Manager shall for all purposes be deemed to be an independent contractor and shall have no authority to act for or to represent TIP, Client, or FAI in any way, or otherwise to be an agent of any of them.

4.       Requirements; Duties

         (a) Requirements. In performing services and otherwise discharging its obligations under this Agreement, Manager shall act in conformity with the following requirements (referred to collectively in this Agreement as the "Requirements"):

                  (i) the Articles of Incorporation and By-Laws of TIP;

                  (ii)     the  Registration  Statement,  including the
                           Manager's   Investment  Approach  set  forth
                           therein;

                  (iii)    the 1940 Act,  the  Internal  Revenue  Code,  and all
                           other   applicable   federal   and  state   laws  and
                           regulations;

                  (iv) instructions and directions of the Board of Directors of TIP;

                  (v)      instructions and directions of FAI; and

                  (vi) the Manager's Investment Guidelines attached hereto as Schedule 2 and made a part hereof.

         (b) Responsibility with Respect to Actions of Others. TIP places the investment portfolio of each of its Funds, including Client, with one or more investment managers. To the extent the applicability of, or conformity with, Requirements depends upon investments made by, or activity of, managers other than Manager, Manager agrees to comply with such Requirements to the extent Manager is provided with information sufficient to ascertain the applicability of such Requirements. If it appears to Client at any time that Client may not be in compliance with any Requirement and Client so notifies Manager, Manager shall promptly take such actions not inconsistent with applicable law as Client may specify to effect compliance.

         (c) Responsibility with Respect to Performance of Duties. In performing its duties under this Agreement, Manager will act solely in the interests of Client and shall use reasonable care and its best judgment. Manager will not deal with the Managed Assets in its own interest or for its own account.

5.       Recordkeeping and Reporting

         (a) Records. Manager shall maintain proper and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the Client's securities transactions required by Rule 31a-1 under the 1940 Act. All records maintained pursuant to this Agreement shall be subject to examination by Client and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of Client; Manager will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at the Client's request. Upon termination of this Agreement, Manager shall promptly return records that are Client's property and, upon demand, shall make and deliver to Client true and complete and legible copies of such other records maintained as required by this Section 5(a) as Client may request. Manager may retain copies of records furnished to Client.

         (b) Reports to Custodian. Manager shall provide to Client's custodian and to the Client on each business day information relating to all transactions concerning the Managed Assets.

         (c) Other Reports. Manager shall render to the Board of Directors of TIP and to FAI such periodic and special reports as the Board or FAI may reasonably request.

6.       Purchase and Sale of Securities

         (a) Selection of Brokers. Manager shall place all orders for the purchase and sale of securities on behalf of Client with brokers or dealers selected by Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its officers, employees, or affiliates will act as principal or receive any compensation in connection with the purchase or sale of investments by Client other than the management fees provided for in Section 7 hereof.

         (b) Aggregating Orders. On occasions when Manager deems the purchase or sale of a security to be in the best interest of Client as well as other clients of Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, the broker shall confirm the transactions on an average price basis and allocation of securities so purchased or sold, as well as the expense incurred in the transaction, will be made by Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to Client and its other clients.

7.       Management Fees; Expenses

         (a) Management Fees. Schedule 1 attached hereto sets out the fees to be paid by Client to Manager in connection with this Agreement. The applicable fee rate will be applied to the Manager's average daily net assets (gross of expenses except custodian transaction charges), which is defined as that portion of the average daily net assets (gross of expenses except custodian transaction charges) of the Fund, computed as described in the Fund's Registration Statement, that is managed pursuant to this Agreement by the Money Manager.

         (b) Expenses. Manager shall furnish at its own expense all office facilities, equipment and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement including administrative, bookkeeping and accounting, clerical, statistical, and correspondence functions. Client shall pay directly, or, if Manager makes payment, reimburse Manager for, (i) custodial fees for the Managed Assets, (ii) brokerage commissions, issue and transfer taxes and other costs of securities transactions to which Client is a party, including any portion of such commissions attributable to research and brokerage services; and (iii) taxes, if any, payable by Client. In addition, Client shall pay directly, or, if Manager makes payment, reimburse Manager for, such non-recurring special out-of-pocket costs and expenses as may be authorized in advance by Client.

8.       Non-Exclusivity of Services

          Manager is free to act for its own account to provide services to others similar to those to be provided to Client hereunder. Client acknowledges that Manager and its officers and employees, and Manager's other clients may at any time have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired for or disposed of under this Agreement for Client. Neither Manager nor any of its officers or employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for his or its own account or for the account of another client.

9.       Liability

         Manager shall not be liable to Client for any error of judgment but Manager shall be liable to Client for any loss resulting from willful misfeasance, bad faith, or gross negligence by Manager in providing services under this Agreement or from reckless disregard by Manager of its obligations and duties under this Agreement.

10.      Representations

         (a) Manager hereby confirms to Client that Manager is registered as an investment adviser under the Investment Advisers Act of 1940, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon Manager in accordance with its terms.

         (b) TIP hereby confirms to Manager that it has full power and authority to enter into this Agreement and that the execution of this Agreement on behalf of Client has been duly authorized and, upon execution and delivery, this Agreement will be binding upon Client in accordance with its terms.

11.      Term

         This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements for the 1940 Act; provided however that this Agreement may be terminated without the payment of any penalty, by the Client, if a decision to terminate is made by the Board of Directors of Client or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Client, or by the Manager, in each case with at least 30 days' written notice from the terminating party and on the date specified in the notice of termination.

         This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

12.      Amendment

         This Agreement may be amended by mutual consent, but the consent of Client must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of Client.

13.      Notices

         Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered in person, or sent by telecopy, or three days after mailing registered mail postage prepaid as follows:

Client:  TIFF Investment Program
                  c/o Foundation Advisers, Inc.
                  P.O. Box 5165
                  Charlottesville, Virginia 22905
                  Telecopy:  804-977-4479

Manager: Mercury Asset Management International Ltd.
                  780 Third Avenue, New York, NY 10017-2024
                  Attention:  Steven W. Golann
                  Telecopy:  212-751-8553

         Each party may change its address by giving notice as herein required.

14.      Sole Instrument

         This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

15.      Counterparts

         This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

16.      Applicable Law

         This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the Commonwealth of Virginia without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

IN WITNESS WHEREOF, the parties hereto execute this Agreement on and make it effective on the effective date specified in the first paragraph of this Agreement.

On behalf of Client by the                         Mercury Asset Management
TIFF Investment Program, Inc.                           International Ltd.



Signature                                                     Signature



Name / Title                                                  Name / Title





                              Schedule I

                            Fee Calculation


Compensation

         As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to this Agreement, the Client will pay to the Manager a fee according to the following formula:

         0.50% of average daily assets